EXHIBIT 10.42

                                   EXHIBIT XV

                               [FORM OF GUARANTY]

                                    GUARANTY

                 This GUARANTY is entered into as of August 25, 1995 by the undersigned (each a "Guarantor" and collectively, "Guarantors") in favor of and for the benefit of FIRST INTERSTATE BANK OF NEVADA, N.A. ("FIB"), as administrative agent for and representative of (in such capacity herein called "Administrative Agent") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined).

                                    RECITALS

                 A. Players International Inc., a Nevada corporation ("Company"), has entered into that certain Credit Agreement dated as of August 25, 1995 with Administrative Agent, Lenders, FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                 B. A portion of the proceeds of the Loans or Letters of Credit may be advanced to Guarantors and thus the Guarantied Obligations (as hereinafter defined) are being incurred for and will inure to the benefit of Guarantors (which benefits are hereby acknowledged).

                 C. It is a condition precedent to the making of the initial Loans and the issuance of the Letters of Credit under the Credit Agreement that Company's obligations thereunder be guarantied by Guarantors.

                 D. Guarantors are willing irrevocably and unconditionally to guaranty such obligations of Company.

                 NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders and Administrative Agent to enter into the Credit Agreement and to make the Loans and to issue the Letters of Credit thereunder, Guarantors hereby agree as follows:




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SECTION 1.  DEFINITIONS

         1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

               "Guaranteed Principal" has the meaning assigned to that term in subsection

         2.1.
                "Guarantied Obligations" has the meaning assigned to that term in subsection
         2.1.

                "Guaranty" means this Guaranty dated as of August 25, 1995, as it may be amended, supplemented or otherwise modified from time to time.

                "payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lenders and Administrative Agent as required under the Loan Documents.

         1.2    Interpretation.

                (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Guaranty unless otherwise specifically provided.

                (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Guaranty shall prevail.


SECTION 2. THE GUARANTY

        2.1 Guaranty of the Guarantied Obligations. Subject to the provisions of subsection 2.2(a), Guarantors jointly and severally hereby irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

                (a) any and all Obligations of Company now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the



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         other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of Company or from time to time renew them after they have been satisfied; and

                (b) those expenses set forth in subsection 2.8 hereof.

         Notwithstanding the foregoing, the maximum aggregate liability of each Guarantor under this Guaranty for the prompt payment in full by Company of all obligations under the Notes and all outstanding Letters of Credit (collectively, the "Guaranteed Principal") shall not exceed $120,000,000. In addition to such amounts, however, each Guarantor irrevocably and unconditionally guarantees the following obligations and liabilities: (i) any and all interest accruing on the Guaranteed Principal under any Loan Document; and (ii) any and all fees, charges and costs of collecting the Guaranteed Principal or otherwise enforcing Administrative Agent's and Lenders' rights hereunder, including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent and each Lender.

     2.2 Limitation on Amount Guarantied; Contribution by Guarantors. (a) Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to Company or other affiliates of Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of indebtedness subordinated in manner of payment to the Obligations which guaranty contains a limitation as to maximum amount similar to that set forth in this subsection 2.2(a), pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 2.2(b).

     (b) Guarantors under this Guaranty together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the



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amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection 2.2(b)) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 2.2(b). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

     2.3 Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2(a), Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Administrative Agent or any other Person may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), Guarantors will upon demand pay, or cause to be paid, in cash, to Administrative Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Company, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against Company for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Administrative



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     Agent and/or Lenders as aforesaid. All such payments shall be applied promptly from time to time by Administrative Agent:

                First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith;

                Second, to the payment of all other Guarantied Obligations in such order as Administrative Agent shall elect; and

                Third, after payment in full of all Guarantied Obligations, to the payment to Guarantors, or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

     2.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                (a) This Guaranty is a guaranty of payment when due and not of collectibility.

                (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default under the Credit Agreement notwithstanding the existence of any dispute between Lenders and Company with respect to the existence of such Event of Default.

                (c) The obligations of each Guarantor hereunder are independent of the obligations of Company under the Loan Documents and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions.

                (d) Payment by any Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such



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         Guarantor from its covenant to pay the portion of the Guarantied
         Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guarantied Obligations.

                (e) Administrative Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Administrative Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Administrative Agent or Lenders, or any of them, may have against any such security, as Administrative Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents.

                (f) This Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied



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         Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other
         Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Administrative Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or Administrative Agent's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against Administrative Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

     2.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Lenders and Administrative Agent:

                (a) any right to require Administrative Agent or Lenders, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person,
         (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Administrative Agent or any Lender in favor of Company or any other Person, or (iv) pursue any other remedy in the power of Administrative Agent or any Lender whatsoever;

                (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the



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         cessation of the liability of Company from any cause other than payment in full of the Guarantied Obligations;

                (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                (d) any defense based upon Administrative Agent's or any Lender's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;

                (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

                (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, any Notice of Borrowing received by Administrative Agent or any Lender, any extension of credit to Company and notices of any of the matters referred to in subsection
         2.4 and any right to consent to any thereof; and

                (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, including, without limitation, (i) the provisions of Nevada Revised Statutes Sections 40.430-40.459, 40.475 and 40.485 only to the extent permitted by Nevada Revised Statutes Section 40.495, and any successor provisions, and (ii) the provisions of Louisiana Civil Code Title XVI, including, but not limited to all rights of division and discussion and any right of any Guarantor to terminate the Guaranty under Louisiana Civil Code article 3061, it being understood that Administrative Agent and each Lender have irrevocably changed their respective position by advancing or agreeing to advance funds to Company under the Credit Agreement based upon the continued existence of this Guaranty and the grant of collateral by certain Guarantors to secure their obligations under this Guaranty.

     2.6 Guarantors' Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled, each Guarantor shall



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withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company, (ii) any right to enforce, or to participate in, any claim, right or remedy that Administrative Agent or any Lender now has or may hereafter have against Company, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Administrative Agent or any Lender, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Guarantied Obligations (including without limitation any such right of contribution. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Administrative Agent or Lenders may have against Company, to all right, title and interest Administrative Agent or Lenders may have in any such collateral or security, and to any right Administrative Agent or Lenders may have against such other guarantor. Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation such Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

     2.7 Subordination of Other Obligations. Any indebtedness of Company now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of Company to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Lenders and shall forthwith be paid over to Administrative Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Guaranty.

     2.8 Expenses. Guarantors jointly and severally agree to pay, or cause to be paid, on demand, and to save Administrative Agent and Lenders harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of



                                      XV-9

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internal counsel) incurred or expended by Administrative Agent or any
Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

     2.9 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the day following the date that all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled; provided, however, that this Guaranty shall, in the event Kentucky law is (notwithstanding the choice of Nevada law set forth in section 5.6) deemed applicable hereto, terminate as to Players Bluegrass Downs, Inc. only on September 30, 2010, if not theretofore terminated as to such Guarantor pursuant to the preceding provisions of this sentence. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

     2.10 Authority of Guarantors or Company. It is not necessary for Lenders or Administrative Agent to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     2.11 Financial Condition of Company. Any Loans may be granted or Letters of Credit issued to Company or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation. Lenders and Administrative Agent shall have no obligation to disclose or discuss with any Guarantor their assessment, or any Guarantor's assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of Administrative Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by Administrative Agent or any Lender.

     2.12 Rights Cumulative. The rights, powers and remedies given to Lenders and Administrative Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and Administrative Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and Lenders and/or Administrative Agent or between Company and Lenders and/or Administrative Agent. Any forbearance or failure to exercise, and any delay by any Lender or Administrative Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     2.13 Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty. (a) So long as any Guarantied Obligations remain outstanding, no Guarantor shall, without the prior


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written consent of Administrative Agent in accordance with the terms of the
Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Company. The obligations of Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or by any defense which Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of Guarantors and Administrative Agent that the Guarantied Obligations which are guarantied by Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guarantied Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

     (c) In the event that all or any portion of the Guarantied Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

     2.14 Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of any Guarantor or Company or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto.

     2.15 Set Off. In addition to any other rights any Lender or Administrative Agent may have under law or in equity, if any amount shall at any time be due and owing by any Guarantor to any Lender or Administrative Agent under this Guaranty, such Lender or Administrative Agent is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Lender or Administrative Agent owing to such Guarantor and any other property of such Guarantor held by any Lender or Administrative Agent to or for the credit or the account of such Guarantor against and on account of the Guarantied Obligations and liabilities of such Guarantor to any Lender or Administrative Agent under this Guaranty.

     2.16 Discharge of Guaranty Upon Sale of Guarantor. If all of the stock of any Guarantor or any of its successors in interest under this Guaranty shall be sold or otherwise disposed of (including by merger or consolidation) in an Asset Sale not prohibited by subsection 7.7 of the Credit Agreement or otherwise consented to by Requisite Lenders and pursuant to which the Net Cash Proceeds of such Asset Sale are required to be delivered to Secured Party pursuant to subsection 2.4A(ii)(a) of the Credit Agreement, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Administrative Agent or any Lender or any other Person effective as of the time of such Asset Sale; provided that, as a condition precedent to such discharge and release, Secured Party shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the Net Cash Proceeds of such Asset Sale to the extent required by subsection 2.4A(ii)(a) of the Credit Agreement.


SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders and Administrative Agent to accept this Guaranty and to enter into the Credit Agreement and to make the Loans and to issue the Letters of Credit thereunder, each Guarantor hereby represents and warrants to Lenders that the following statements are true and correct:

     3.1 Corporate or Partnership Existence. Such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation (or, in the case of Showboat Star Partnership ("SSP"), is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation), has the corporate or, in the case of SSP, partnership power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation or, in the case of SSP, partnership, and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor.

     3.2 Corporate or Partnership Power; Authorization; Enforceable Obligations. Such Guarantor has the corporate or, in the case of SSP, partnership power, authority and legal right to execute, deliver and perform this Guaranty and all obligations required hereunder and has taken all necessary corporate or, in the case of SSP, partnership action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of such Guarantor or, in the case of SSP, other partners, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of such Guarantor or, in the case of SSP, by a duly authorized officer of each of its general partners, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered by such Guarantor hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

     3.3 No Legal Bar to this Guaranty. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Credit Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.


SECTION 4. AFFIRMATIVE COVENANTS

     Each Guarantor covenants and agrees that, unless and until all of the Guarantied Obligations shall have been paid in full and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled, unless Requisite Lenders shall otherwise consent in writing:

     4.1 Corporate or Partnership Existence, Etc. Except as permitted by subsection 7.7 of the Credit Agreement, such Guarantor shall at all times preserve and keep in full force and effect its corporate or, in the case of SSP, partnership existence and all rights and franchises material to its business.

     4.2 Compliance with Laws, Etc. Such Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying when due all taxes, assessments and governmental charges imposed upon it or upon any of its properties or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon.

     4.3 Books and Records. Such Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with generally accepted accounting principles and shall permit Administrative Agent or any Lender and their respective officers, employees and authorized agents, to the extent Administrative Agent in good faith deems necessary for the proper administration of this Guaranty, to examine, copy and make excerpts from the books and records of such Guarantor and its Subsidiaries and to inspect the properties of such Guarantor and its Subsidiaries, both real and personal, at such reasonable times as Administrative Agent may request.

     4.4 Reporting Requirements. As soon as possible after the same are available to such Guarantor, such Guarantor will deliver to Administrative Agent and Lenders the financial statements required to be delivered by Subsection 6.1 of the Credit Agreement.


SECTION 5. MISCELLANEOUS

     5.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents, any increase in the Commitments under the Credit Agreement, the making of the Loans and the issuance of the Letters of Credit.

     5.2 Notices. Any communications between Administrative Agent and any Guarantor and any notices or requests provided herein to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each Guarantor shall be as set forth under such Guarantor's name on the signature pages hereof or such other address as shall be designated by such Guarantor in a written notice delivered to Administrative Agent. All notices addressed to Administrative Agent should be sent to its address set forth on the signature pages to the Credit Agreement or to such other address as Administrative Agent may in writing hereinafter indicate.

     5.3 Severability. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     5.4 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement and, in the case of any such amendment or modification, each Guarantor against whom enforcement of such amendment or modification is sought. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     5.5 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

     5.6 Applicable Law. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     5.7 Successors and Assigns. This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns except as provided in subsection 2.16. This Guaranty shall inure to the benefit of Lenders, Administrative Agent and their respective successors and assigns. No Guarantor shall assign this Guaranty or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Guaranty in whole or in part (subject to subsection 10.1 of the Credit Agreement). The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon Lenders and Administrative Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     5.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY EACH GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. Each Guarantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Guarantor at its address as provided in subsection 5.2, such service being hereby acknowledged by such Guarantor to be sufficient for personal jurisdiction in any action against such Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Administrative Agent or any Lender to bring proceedings against any Guarantor in the courts of any other jurisdiction.

     5.9 Waiver of Trial by Jury. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, Administrative Agent, each (i) acknowledges that this waiver is a material inducement for such Guarantor and Administrative Agent to enter into a business relationship, that such Guarantor and Administrative Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

     5.10 No Other Writing. This writing is intended by Guarantors and Administrative Agent as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty. There are no conditions to the full effectiveness of this Guaranty.

     5.11 Further Assurances. At any time or from time to time, upon the request of Administrative Agent or Requisite Lenders, Guarantors shall execute and deliver such further documents and do such other acts and things as Administrative Agent or Requisite Lenders may reasonably request in order to effect fully the purposes of this Guaranty.

     5.12 Additional Guarantors. The initial Guarantors hereunder shall be such of the Subsidiaries of Company as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Guarantors (each an "Additional Guarantor"), by executing a counterpart of this Guaranty. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by Guarantors, each such Additional Guarantor shall be a

Guarantor and shall be as fully a party hereto as if such Additional
Guarantor were an original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary of Company to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

     5.13 Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                                           PLAYERS LAKE CHARLES, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS NEVADA, INC.

                                           By ______________________________
                                           Title ____________________________


                                           SOUTHERN ILLINOIS RIVERBOAT/CASINO
                                           CRUISES, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS BLUEGRASS DOWNS, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS RIVERBOAT MANAGEMENT, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS RIVERBOAT, INC.

                                           By ______________________________
                                           Title ____________________________

                                           PLAYERS MESQUITE GOLF CLUB, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS INDIANA, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS RIVERBOAT, LLC

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS MESQUITE LAND, INC.

                                           By ______________________________
                                           Title ____________________________


                                           PLAYERS MARYLAND HEIGHTS, INC.

                                           By ______________________________
                                           Title ____________________________


                                           RIVER BOTTOM, INC.

                                           By ______________________________
                                           Title ____________________________

                                           SHOWBOAT STAR PARTNERSHIP

                                           By PLAYERS RIVERBOAT, LLC
                                           General Partner

                                           By ____________________________
                                           Title _________________________

                                           By PLAYERS RIVERBOAT MANAGEMENT, INC.
                                           General Partner

                                           By ____________________________
                                           Title _________________________


                                       Notice Address for each Guarantor:

                                            c/o Players International, Inc.
                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:President and Chief
                                                      Financial Officer

                                       With copies to:

                                            c/o Players International, Inc.
                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:  Chief Financial Officer

                                            c/o Players International, Inc.
                                            3900 Paradise Road, Suite 135
                                            Las Vegas, Nevada  89109
                                            Attention:  General Counsel

     IN WITNESS WHEREOF, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of ______________, .

                                       ----------------------------------------
                                             (Name of Additional Guarantor)

                                       By
                                       Title
                                       Notice Address: